Exhibit 21.1

Jurisdiction of
Subsidiaries	Incorporation

Marketware International, Inc.	Delaware, U.S.

National Investor Services Corp.	Delaware, U.S.

TD Waterhouse Advertising, Inc.	New York, U.S

TD Waterhouse Asset Management, Inc.	Delaware, U.S.

TD Waterhouse European Acquisition Corporation	Delaware, U.S.

TD Waterhouse Holdings Europe B.V	Netherlands

The Bank of TDW and BGL	Luxembourg

TD Waterhouse Holdings (Australia) Pty Ltd	Australia

TD Waterhouse Investor Services Limited	Australia

TD Waterhouse Nominees Pty Ltd	Australia

TD Waterhouse Pty Ltd	Australia

Pont Nominees Pty Ltd	Australia

Pont Securities Nominees No.2 Pty Ltd	Australia

Green Line Nominees Pty Ltd	Australia

TD Waterhouse Investor Services (Canada) Inc.	Ontario, Canada

TD Waterhouse Investor Services (Hong Kong) Inc.	Ontario, Canada

TD Waterhouse Investor Services (Hong Kong) Limited	Hong Kong

TD Waterhouse Investor Services, Inc.	New York, U.S.

TD Waterhouse Investor Services (UK) Limited	England

TD Waterhouse Investor Services (Europe) Limited	England

Share Exchange Limited	England

Sharemarket Limited	England

TD Waterhouse Nominees (Europe) Limited	England

Dealwise Limited	England

YorkSHARE Limited	England

YorkSHARE Nominees Limited	England

TD Waterhouse Pacific Ltd.	Mauritius

Tata TD Waterhouse Securities Limited	India

TD Waterhouse Securities Services (Hong Kong) Limited	Hong Kong

TD Waterhouse Sub Limited	Ontario

Tokyo-Mitsubishi TD Waterhouse Securities Co., Ltd.	Japan